Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 Nos. 333-262528 and 333-269148) of BioAtla, Inc., and
(2)
Registration Statement (Form S-8 Nos. 333-263120, 333-254673, 333-251520 and 333-270802) pertaining to the 2020 Equity Incentive Plan and Employee Stock Purchase Plan of BioAtla, Inc.;

of our reports dated March 26, 2024, with respect to the financial statements of BioAtla, Inc. included in this Annual Report (Form 10-K) of BioAtla, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Diego, California

March 26, 2024